INDUSTRIAL/WAREHOUSE BUILDING LEASE

1. **BASIC TERMS**. This **Section 1** contains the Basic Terms of this Lease between Landlord and Tenant, named below. Other Sections of the Lease referred to in this **Section 1** explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1. Date of Lease: March 1, 2007

1.2. Landlord: **Universal Tool & Engineering Company, Inc.,** an Indiana corporation.

1.3. Tenant: **EnerDel, Inc.**, a Delaware corporation.

1.4. Premises: Approximately 92,000 rentable square feet in the building commonly known as 8750 N. Hague Road, Building 7, Indianapolis, IN 46256 (sometimes also referred to herein as the "**Building**").

1.5. Lease Term: Five (5) years ("**Term**"), commencing March 1, 2007 ("**Commencement Date**") and ending, February 29, 2012 ("**Expiration Date**").

1.6. Permitted Uses: (See **Section 4.1**) Industrial, manufacturing and office uses

1.7. Brokers: (See **Section 23**)
(A) Tenant's Broker: None
(B) Landlord's Broker: None

1.8. Security/Damage Deposit: (See **Section 4.3**) Three months rent in the amount of $109,250.00

1.9. Co-Signer: **Ener1, Inc.,** a Florida corporation.

2. **LEASE OF PREMISES; RENT.**

2.1. **Lease of Premises for Lease Term**. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease.

2.2. **Types of Rental Payments**. Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the "**Base Rent**") at the rates per square foot, an annual Base Rent and a monthly Base Rent as set forth in the following table.

Term	**Rate**	**Annual Base Rent**	**Monthly Base Rent**
3/1/07 to 2/29/08	$4.75	$437,000.00	$36,416.67
3/1/08 to 2/28/09	$5.00	$460,000.00	$38,333.33
3/1/09 to 2/28/10	$5.25	$483,000.00	$40,250.00
3/1/10 to 2/28/11	$5.50	$506,000.00	$42,166.67
3/1/11 to 2/29/12	$5.75	$529,000.00	$44,083.33

Tenant shall also pay any other amounts owed by Tenant hereunder (**"Additional Rent"**). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within five (5) days of the date when due, a late charge equal to $2,185.00 shall be due and owing (the "**Late Charge**", and collectively with the Default Interest (as defined in **Section 22.3** below), Base Rent and Additional Rent, the "**Rent**"). Tenant agrees that the Late Charge covers Landlord's actual damages and administrative costs, is reasonable and is not a penalty or interest. All Rent shall be paid to Landlord at c/o Jane A. Grummann, President, 7601 E. 88th Place, Indianapolis, IN 46256 (or such other entity designated as Landlord's management agent, if any, and if Landlord so appoints such a management agent, the "**Agent**"), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise in writing.

2.3. Covenants Concerning Rental Payments. Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff, except as may otherwise be expressly and specifically provided in this Lease. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the Expiration Date stated in **Section 1.5** occurs.

3. TAXES. Tenant shall pay to Landlord, as Additional Rent, during the first year of the Term, the sum of One Hundred Twenty Thousand Five Hundred Twenty Dollars ($120,520.00), as reimbursement for the real estate taxes assessed against the Building, which amount is based upon an assessed value of the building of $5,001,700 for taxes assessed in 2005 and payable in 2006 (the "**First Year Taxes**"). Said sum shall be paid to Landlord in monthly installments of Ten Thousand Forty-One and 67/100 Dollars ($10,041.67), on the first day of each calendar month during the first year of the Term of this Lease.

For the remainder of the Term, Landlord shall have the right to reasonably estimate the real estate taxes assessed against the Building that are due for payment in such year of the Term.

Upon Landlord's or Agent's notice to Tenant of such estimated amount, Tenant shall pay, on the first day of each month during that year, as Additional Rent, an amount (the "**Estimated Taxes**") equal to the estimate of the real estate taxes assessed against the Building divided by 12. If (i) the First Year Taxes during the first year of the Term, or (ii) the aggregate amount of Estimated Taxes actually paid by Tenant during any subsequent year of the Term, is less than Tenant's actual ultimate liability for real estate taxes for that particular year, Tenant shall pay the deficiency within thirty (30) days of Landlord's written demand therefore. If (i) the First Year Taxes during the first year of the Term, or (ii) the aggregate amount of Estimated Taxes actually paid by Tenant during a subsequent year, exceeds Tenant's actual liability for such year, the excess shall be credited against the Estimated Taxes immediately next due from Tenant during the immediately subsequent year, except that in the event that such excess is paid by Tenant during the final year of the Term, then upon the expiration of the Term, Landlord or Agent shall pay Tenant the then-applicable excess within fifteen (15) days after determination thereof.

Tenant shall have the right to contest the amount or validity of any real estate taxes to be paid in whole or in part by Tenant by appropriate legal proceedings, but this shall not be deemed or construed in any way as relieving Tenant of its covenant to pay any such real estate taxes. Landlord shall cooperate with, and/or join in, any such proceeding to the extent necessary to permit Tenant to properly prosecute the same; provided, however, that Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceeding brought by Tenant, and Tenant hereby covenants to indemnify and hold Landlord harmless from any such costs or expenses.

Tenant shall also pay, when due, all (i) taxes and assessments against Tenant's trade fixtures, equipment, machinery and other personal property located at the Premises, and (ii) all other governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord's income taxes and Landlord's real estate taxes and assessments), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith.

4. <u>USE OF PREMISES; SECURITY DEPOSIT</u>.

4.1. **<u>Use of Premises, Sidewalks and Parking Areas</u>**. The Premises shall be used by the Tenant for the purpose(s) set forth in **Section 1.6** above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy for the Premises; (b) cause, or be liable to cause, injury to, or in any way impair the value or proper utilization of, all or any portion of the Premises (including, but not limited to, the structural elements of the Premises) or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Premises, including any covenant, condition or restriction affecting the Premises; (d) exceed the load bearing capacity of the floor of the Premises; or (e) impair or tend to impair the character, reputation or appearance of the Premises. Tenant shall also have the exclusive use, subject to Landlord's rights under this Lease and the provisions of **Section 13.1** below, of

all sidewalks adjacent to the Building (the "**Sidewalks**"), as well as all paved parking areas immediately adjacent to the North, South and West sides of the Building (the "**Exclusive Parking Areas**"). Tenant shall also have the non-exclusive use, subject to Landlord's rights under this Lease and the provisions of **Section 13.3** below, of the driveway from Hague Road to the Paved Areas (the "**Drive**").

4.2. **Signage**. Tenant shall not affix any sign of any size or character to any portion of the Premises, without prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal.

4.3. **Security Deposit**. Simultaneously with the execution and delivery of this Lease, Tenant shall deposit with Landlord the sum set forth in **Section 1.8** above, in cash (the "**Security**"), representing security for the performance by Tenant of the covenants and obligations hereunder, the amount of which Security was determined by adding the first three installments of monthly Base Rent. The Security shall be held by Landlord, with interest, in favor of Tenant; provided, however, that no trust relationship shall be deemed created thereby and the Security may be commingled with other assets of Landlord. If Tenant defaults in the performance of any of its covenants hereunder, Landlord or Agent may, without notice to Tenant, apply all or any part of the Security, to the extent required for the payment of any Rent or other sums due from Tenant hereunder, in addition to any other remedies available to Landlord. In the event the Security is so applied, Tenant shall, upon demand, immediately deposit with Landlord a sum equal to the amount so used. Landlord may deliver the Security to any purchaser of Landlord's interest in the Premises, and thereupon Landlord shall be discharged from any further liability with respect to the Security.

5. CONDITION AND DELIVERY OF PREMISES.

5.1. **Condition of Premises**. Tenant agrees that Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the Premises on an "AS-IS," "WHERE-IS" basis. Tenant acknowledges that neither Landlord nor Agent, nor any representative of Landlord, has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing.

6. SUBORDINATION; NOTICES TO SUPERIOR LESSORS AND MORTGAGEES; ATTORNMENT.

6.1. **Subordination**. Provided that Tenant is provided with a reasonable and customary subordination, nondisturbance and attornment agreement duly executed by the holder of any mortgage or deed of trust or the landlord pursuant to any ground lease, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting any part of the Premises and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Premises; (y) any ground leases or underlying leases for

the benefit of the Premises; and (z) all or any portion of Landlord's interest or estate in any of said items. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases that benefit the Premises or any such mortgage or deed of trust liens to this Lease. Tenant shall execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases for the benefit of the Premises or any such mortgage or deed of trust.

6.2. **Estoppel Certificates**. Tenant agrees, from time to time and within ten (10) days after request by Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating such matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to timely execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included therein are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this section may be relied upon by any prospective purchaser or mortgagee of the Premises or of any interest therein or any other Landlord designee.

6.3. **Transfer for Landlord**. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to Landlord's successor in interest with respect thereto and agrees to attorn to such successor.

7. **QUIET ENJOYMENT**. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord; provided, however, in addition to Landlord's rights under **Section 16** and elsewhere in this Lease, Landlord and Landlord's agents, employees, contractors and representatives shall be provided reasonable access to the Premises such that Landlord and Landlord's agents, employees, contractors and representatives may perform any General Maintenance Services (as hereinafter defined) without undue interruption, delay or hindrance. This covenant shall be construed as a covenant running with the Property and is not a personal covenant of Landlord. Tenant shall not unreasonably interrupt, delay, prevent or hinder the performance of any General Maintenance Services by or on behalf of Landlord.

8. **ASSIGNMENT, SUBLETTING AND MORTGAGING**.

8.1. **Prohibition**. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon Tenant's reputation and creditworthiness and upon the continued operation of the Premises by Tenant for the particular use described in **Section 4.1** above; therefore, Tenant shall not, whether voluntarily, or by operation of law, or otherwise: (a) assign or otherwise transfer this Lease; (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by anyone other than Tenant; or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises, or any part thereof, in any manner whatsoever,

without in each instance obtaining the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole, but reasonable, discretion; provided, however, that Tenant shall be entitled to assign or sublease its interest in this Lease to any parent, subsidiary or affiliate of Tenant without the prior consent of Landlord. Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord shall be absolutely null and void. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. Any consent by Landlord to a particular assignment, sublease or mortgage shall not constitute consent or approval of any subsequent assignment, sublease or mortgage, and Landlord's written approval shall be required in all such instances. No consent by Landlord to any assignment or sublease shall be deemed to release Tenant from its obligations hereunder and Tenant shall remain fully liable for performance of all obligations under this Lease unless otherwise provided in the consent.

8.2. **Rights of Landlord**. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights), collect Rent from the assignee, subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this **Section 8**.

8.3. **Permitted Transfers**. The provisions of **Section 8.1(a)** shall apply to a transfer of a majority (i.e. greater than 50% interest) of the voting stock of Tenant or to any other change in voting control of Tenant or to a change in the managerial control of Tenant, or to any comparable transaction involving any other form of business entity, whether effectuated in one or more transactions, as if such transfer were an assignment of this Lease; but said provisions shall not apply to such a transfer, provided, in any of such events, the successor to Tenant (or any party remaining liable for the obligations of Tenant hereunder) tenders certified financial statements to Landlord which shows that said successor has a net worth of at least $1,000,000.00. Any such permitted transferee shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. Notwithstanding anything to the contrary contained in this **Section 8.3**, in no event may Tenant assign, mortgage, transfer, pledge or sublease this Lease to any entity whatsoever if, at the time of such assignment, mortgage, transfer, pledge or sublease, Tenant is in default under this Lease.

9. COMPLIANCE WITH LAWS.

9.1. **Compliance with Laws**. Tenant shall, at its sole expense (regardless of the cost thereof), comply with all local, state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions in connection with the enforcement thereof (collectively, "**Laws**"), pertaining to either or both of the Premises and Tenant's use and occupancy thereof. If any license or permit is

required for the conduct of Tenant's business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged violation of any Law or requirement of any governmental or administrative authority with respect to either or both of the Premises and the use or occupation thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that any such Law pertaining to the Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.

9.2. Hazardous Materials. If, at any time or from time to time during the Term, any Hazardous Material (defined below) is generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises by, or as a result of any act or omission of, any or all of Tenant and any or all of Tenant's Parties (defined below): (i) Tenant shall, at its own cost, at all times comply (and cause all others to comply) with all laws (federal, state or local) relating to Hazardous Materials, including, but not limited to, all Environmental Laws (defined below), and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; (ii) Tenant shall promptly provide Landlord or Agent with complete copies of all communications, permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in any portion of the Premises, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials; (iii) Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises and (y) conduct appropriate tests for the purposes of ascertaining Tenant's compliance with all applicable laws (including Environmental Laws), rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises; and (iv) upon written request by Landlord or Agent, Tenant shall provide Landlord with the results of reasonably appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable laws, rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises. This **Section 9.2** does not authorize the generation, transportation, storage, use, treatment or disposal of any Hazardous Materials at, to, from, on or in the Premises in contravention of this **Section 9**. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant's sole expense, any release of Hazardous Materials caused, contributed to, or created by any or all of (A) Tenant and (B) any or all of Tenant's officers, directors, invitees, agents, employees, contractors or representatives (**"Tenant Parties"**) during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord's prior written consent; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining such consent. All remediation shall be performed in strict compliance with Environmental Laws and to the reasonable satisfaction of Landlord. Tenant shall be liable for any and all conditions covered hereby, and for all costs relating thereto, that are caused or created by any or all

of Tenant and any or all of Tenant's Parties. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord's written consent (which consent may be given or withheld in Landlord's sole, but reasonable, discretion) and affording Landlord the reasonable opportunity to participate in any such proceedings. As used herein, the term (x) "**Environmental Laws**" shall mean any and all laws pertaining to Hazardous Materials or that otherwise deal with, or relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind; and (y) "**Hazardous Materials**" shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not airborne) that is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and that is or becomes regulated by any Environmental Law. The undertakings, covenants and obligations imposed on Tenant under this **Section 9.2** shall survive the termination or expiration of this Lease.

10. INSURANCE.

10.1. Insurance to be Maintained by Landlord. Landlord shall, at Tenant's expense, maintain (a) "all-risk" property insurance policy covering the Premises (at its full replacement cost), but excluding Tenant's Property (defined below), and (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Premises and otherwise resulting from any acts and operations of Landlord, its agents and employees, all of the above with limits that are required by any lender(s) of Landlord, or as are otherwise reasonably determined by Landlord. Tenant shall reimburse Landlord within thirty (30) days after written request for the premiums attributable to the above-described insurance, which reimbursement obligation of Tenant shall constitute Additional Rent hereunder.

10.2. Insurance to be Maintained by Tenant. Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance set forth below in **Sections 10.2.1** and **10.2.2** (collectively, "**Tenant's Policies**"). All Tenant's Policies shall (a) be issued by an insurance company with a Best rating of A-X or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state in which the Property is located; (b) provide that said insurance shall not be canceled or materially modified unless thirty (30) days' prior written notice shall have been given to Landlord; and (c) otherwise be in such form, and include such coverages, as Landlord may reasonably require. All Tenant's Policies (or, at Landlord's option, Certificates of Insurance, in a form reasonably acceptable to Landlord, evidencing said Tenant's Policies), shall be delivered to Landlord by Tenant upon commencement of the Lease and renewals thereof shall be delivered at least thirty (30) days prior to the expiration of each Tenant's Policy. Tenant shall give prompt notice to Landlord and Agent of any bodily injury, death, personal injury, advertising injury or property damage occurring in and about the Premises.

10.2.1. <u>General Liability and Auto Insurance</u>. Tenant shall purchase and maintain, throughout the Term, a Tenant's Policy or Policies of (i) commercial general or excess liability insurance, including personal injury and property damage, in the amount of not less than $2,000,000.00 per occurrence, and $5,000,000.00 annual general aggregate, per location; (ii) comprehensive automobile liability insurance covering Tenant against any losses arising out of liability for personal injuries or deaths of persons and property damage occurring in or about the Premises in the amount of not less than $1,000,000, combined single limit; provided, however, that the provisions of this **Section 10.2.1(ii)** shall only apply in the event that Tenant acquires company automobiles. The Tenant's Policies required by this **Section 10.2.1** shall (a) name Landlord, Agent, and any party holding an interest to which this Lease may be subordinated as additional insureds; (b) provide coverage on an occurrence basis; (c) provide coverage for the indemnity obligations of Tenant under this Lease; (d) contain a severability of insured parties provision and/or a cross liability endorsement; (e) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (f) provide coverage with no exclusion for a pollution incident arising from a hostile fire.

10.2.2. <u>Property and Workers' Compensation Insurance</u>. Tenant shall purchase and maintain, throughout the Term, a Tenant's Policy or Policies of (i) "all-risk" property insurance covering Tenant's Property (at its full replacement cost), and damage to other property resulting from any acts or operations of Tenant, and (ii) workers' compensation insurance per the applicable state statutes covering all employees of Tenant.

10.3. <u>Waiver of Subrogation</u>. To the extent permitted by law, and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other for (a) damages to property, (b) damages to all or any portion of the Premises, (c) claims arising by reason of the foregoing, to the extent such damages and claims are insured against, or required to be insured against, by Landlord or Tenant under this Lease, or (d) claims paid by Tenant's workers' compensation carrier. This provision is intended to waive, fully and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation by any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this section.

11. <u>ALTERATIONS</u>.

11.1. <u>Procedural Requirements</u>. Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as "**Alterations**"), provided that Tenant first obtains the written consent of Landlord in each instance. Landlord's consent to Alterations shall not be unreasonably withheld, provided that: (a) the Alterations are non-structural and the structural integrity of the Premises shall not be affected; (b) the Alterations are to the interior of the Premises; (c) the proper functioning of the mechanical, electrical, heating,

ventilating, air-conditioning ("**HVAC**"), sanitary and other service systems of the Premises shall not be affected and the usage of such systems by Tenant shall not be increased; (d) Tenant shall have appropriate insurance coverage, reasonably satisfactory to Landlord, regarding the performance and installation of the Alterations; (e) the Alterations shall conform with all other requirements of this Lease; and (f) Tenant shall have provided Landlord with reasonably detailed plans for such Alterations in advance of requesting Landlord's consent. Additionally, before proceeding with any Alterations, Tenant shall (i) at Tenant's expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) submit to Agent, for Landlord's written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received said approval; and (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to deliver to Landlord certificates of insurance (in a form reasonably acceptable to Landlord) evidencing policies of commercial general liability insurance (providing the same coverages as required in **Section 10.2.1** above) and workers' compensation insurance. Such insurance policies shall satisfy the obligations imposed under **Section 10.2.1**. After obtaining Landlord's approval to the Alterations, Tenant shall give Landlord at least five (5) days' prior written notice of the commencement of any Alterations at the Premises, and Landlord may elect to record and post notices of non-responsibility at the Premises. Notwithstanding anything to the contrary contained in this **Section 11.1**, Landlord's consent shall not be required for Alterations satisfying clauses (a) through (f) above and costing $5,000.00 or less in any one instance (up to a maximum aggregate of $25,000.00 over the Term) provided that Tenant notifies Landlord of such Alterations prior to commencing thereon and obtains all approvals and permits necessary for the commencement and prosecution of such Alterations.

11.2. Performance of Alterations. Tenant shall cause the Alterations to be performed in compliance with all applicable permits, laws and requirements of public authorities, and with Landlord's reasonable rules and regulations or any other restrictions that Landlord or Agent may impose on the Alterations. Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Premises established by Landlord or Agent. Tenant shall obtain all necessary permits and certificates for final governmental approval of the Alterations and shall provide Landlord with "as built" plans, copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers.

11.3. Lien Prohibition. Tenant shall pay when due all claims for labor and material furnished to the Premises in connection with the Alterations. Tenant shall not permit any mechanics or materialmen's liens to attach to the Premises. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after the filing thereof; or, within such thirty (30) day period, Tenant shall provide Landlord, at Tenant's sole expense, with endorsements (satisfactory, both in form and substance, to Landlord and the holder of any mortgage or deed of trust) to the existing title insurance policies of Landlord and the holder of any

mortgage or deed of trust, insuring against the existence of, and any attempted enforcement of, such lien or encumbrance. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with the Initial Late Charge or the Late Charge, as applicable, as set forth in **Section 2.2**, and interest thereon at the rate set forth in **Section 22.3**, which expenses shall include reasonable fees of attorneys of Landlord's choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises.

12. LANDLORD'S AND TENANT'S PROPERTY.

12.1. Landlord's Property. Subject to **Sections 12.2 and 12.3**, all fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant, shall become and remain a part of the Premises; shall be deemed the property of Landlord (the "**Landlord's Property**"), without compensation or credit to Tenant; and shall not be removed by Tenant at the Expiration Date unless Landlord requests their removal. Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant. In no event shall Tenant remove any of the following materials or equipment without Landlord's prior written consent (which consent may be given or withheld in Landlord's sole discretion): any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar building operating equipment and decorations. Within thirty (30) days of the execution of this Lease, Landlord and Tenant shall prepare a list of Landlord's Property, which list shall be mutually acceptable to Landlord and Tenant, and which list shall be attached as an exhibit to this Lease.

12.2. Tenant's Property. All movable non-structural partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment that are installed in the Premises by, or for the account of, Tenant and without expense to Landlord and that can be removed without structural damage to the Premises, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, the "**Tenant's Property**") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided Tenant repairs or pays the cost of repairing any damage to the Premises resulting from the installation and/or removal thereof. At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant's Property and any Alterations (except such items thereof as constitute Landlord's Property; or as Landlord shall have expressly permitted, in writing, to remain, which property shall become the property of Landlord), and Tenant shall repair (to Landlord's reasonable satisfaction) any damage to the Premises resulting from any installation and/or removal of Tenant's Property. Any other items of Tenant's Property that shall remain in the Premises after the Expiration Date, or

following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord's sole and absolute discretion and without accountability, at Tenant's expense. Notwithstanding the foregoing, if Tenant is in default under the terms of this Lease, Tenant may remove Tenant's Property from the Premises only upon the express written direction of Landlord. Within thirty (30) days of the execution of this Lease, Landlord and Tenant shall prepare a list of Tenant's Property, which list shall be mutually acceptable to Landlord and Tenant, and which list shall be attached as an exhibit to this Lease.

12.3. **Additional Improvements.** At the Expiration Date, Tenant shall be entitled to remove those **"Additional Improvements"** (as defined in **Exhibit A** attached hereto) from the Leased Premises, so long as (i) Tenant is not in default under the terms of the Lease as of the Expiration Date, and (ii) Tenant shall repair (to Landlord's reasonable satisfaction) any damage to the Premises resulting from any removal of the Additional Improvements.

13. REPAIRS AND MAINTENANCE.

13.1. **Tenant Repairs and Maintenance**. Tenant shall, at its expense, throughout the Term, (i) maintain and preserve, in good condition and repair (subject to normal and customary wear and tear), the Premises and the fixtures and appurtenances therein (including, but not limited to, the Premises' plumbing and HVAC systems, all doors, overhead or otherwise, glass and levelers located in the Premises; and excluding, however, those components of the Premises for which Landlord is expressly responsible under **Section 13.2**); (ii) maintain, in full force and effect, a preventative maintenance and service contract with a reputable service provider for maintenance of the HVAC systems of the Premises (a copy of which service agreement shall be provided to Landlord within fifteen (15) days after the Commencement Date); (iii) maintain, repair and replace (when necessary) the surfacing, paving and striping of the Sidewalks and the entire parking lot surrounding the Premises as shown on **Exhibit C** attached hereto and made a part hereof (the **"Parking Lot"**), maintain any landscaping adjacent to the Sidewalks or Parking Lot, and remove all snow, garbage, refuse and debris from the Premises, the Sidewalks and the Parking Lot; and (iv) maintain the retention pond which lies to the East of the Building, as depicted on **Exhibit C** attached hereto, and mow, trim, fertilize and replant when necessary the grass area adjacent to said retention pond. Tenant shall also be responsible for all cost and expenses incurred to perform any and all repairs and replacements (whether structural or non-structural; interior or exterior; and ordinary or extraordinary), in and to the Premises and the facilities and systems thereof, if and to the extent that the need for such repairs or replacements arises directly or indirectly from any or all of: (a) the performance or existence of any Alterations, (b) the installation, use or operation of Tenant's Property or the Additional Improvements in the Premises, (c) the moving of Tenant's Property or the Additional Improvements in or out of the Premises, and (d) any act, omission, misuse, or neglect of Tenant, any of its subtenants, or others entering into the Premises by act or omission of Tenant or any subtenant. Any repairs or replacements required to be made by Tenant to any or all of the structural components of the Premises and the mechanical, electrical, sanitary, HVAC, or

other systems of the Premises shall be performed by appropriately licensed contractors approved by Landlord, which approval shall not be unreasonably withheld. All such repairs or replacements shall be subject to the supervision and control of Landlord, and all repairs and replacements shall be made with materials of equal or better quality than the items being repaired or replaced. Notwithstanding any of the foregoing, however, from time to time during the Term, Landlord may elect, in its sole discretion and by delivery of written notice to Tenant, to perform on behalf of Tenant, all or some portion of the repairs, maintenance, restoration and replacement in and to the Premises required to be performed by Tenant under this Lease (any such repairs, maintenance, restoration and/or replacement activities that Landlord elects to perform on behalf of Tenant are herein collectively referred to as "**General Maintenance Services**"). Tenant shall reimburse Landlord for the cost or value of all General Maintenance Services provided by Landlord as Additional Rent. Unless and until Landlord affirmatively elects to provide General Maintenance Services, nothing contained herein shall be construed to obligate Landlord to perform any General Maintenance Services or, except as otherwise expressly provided in **Section 13.2**, to repair, maintain, restore or replace any portion of the Premises. Landlord may from time to time, in its sole discretion, (x) reduce or expand the scope of the General Maintenance Services that Landlord has elected to provide or (y) revoke its election to provide any or all of the General Maintenance Services, in either event, upon delivery of not less than thirty (30) days' prior written notice to Tenant.

13.2. **Landlord Repairs**. Notwithstanding anything contrary herein, Landlord shall repair, replace and restore the foundation, exterior and interior load-bearing walls, roof structure and roof covering and tuckpointing of the Premises; provided, however, that in the event that any such repair, replacement or restoration is necessitated by any or all of the matters set forth in **Sections 13.1(a)** through **(d)** above (collectively, "**Tenant Necessitated Repairs**"), then Tenant shall be required to reimburse Landlord for all costs and expenses that Landlord incurs in order to perform such Tenant Necessitated Repairs, and such reimbursement shall be paid, in full, within thirty (30) days after Landlord's delivery of demand therefor. Landlord agrees to commence the repairs, replacements or restoration described in this **Section 13.2** within a reasonable period of time after receiving from Tenant written notice of the need for such repairs.

13.3. **Maintenance of Drive.** Any necessary maintenance, repair and replacement of the Drive, including but not limited to, the surfacing, paving and striping of the Drive, and the removal of all snow, garbage, refuse and debris from the Drive, shall be undertaken by Landlord, and Tenant shall reimburse Landlord on an annual basis for two-thirds (2/3) of all expenses for maintenance, repair and replacement (if necessary) of the Drive (unless such maintenance, repair or replacement results from any act, omission or negligence of Tenant, in which event Tenant shall reimburse Landlord for one hundred percent (100%) of said expense), within thirty (30) days after written request for the above-described maintenance, repair and replacement expenses, which reimbursement obligation of Tenant shall constitute Additional Rent hereunder.

14. **UTILITIES**. Tenant shall purchase all utility services and shall provide for scavenger, cleaning and extermination services. Tenant shall pay the utility charges for the

Premises directly to the utility or municipality providing such service, and all charges shall be paid by Tenant before they become delinquent. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant's use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (i) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (ii) the HVAC systems of the Premises. In the alternative, Landlord may elect to pay the utility charges for the Premises directly to the utility or municipality providing such service, in which event Tenant shall reimburse Landlord for such payment within ten (10) days after Landlord provides Tenant with an invoice or other evidence reflecting such payment, which reimbursement obligation of Tenant shall constitute Additional Rent hereunder.

15. INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations hereunder, to stop service of any or all of the HVAC, electric, sanitary, elevator (if any), and other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or the making of repairs or changes which Landlord or Agent, in good faith, deems necessary or (ii) any other cause beyond Landlord's reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of services to the Premises that occurs as a result of causes beyond Landlord's or Agent's reasonable control. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease, including, but not limited to, the obligation to pay Rent; provided, however, that if any interruption of services persists for a period in excess of five (5) consecutive business days Tenant shall, as Tenant's sole remedy, be entitled to a proportionate abatement of Rent to the extent, if any, of any actual loss of use of the Premises by Tenant.

16. LANDLORD'S RIGHTS. Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times upon reasonable prior notice (except in the event of emergency): (a) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Premises or providers of capital to Landlord and its affiliates; and (b) to make such repairs, alterations, additions and improvements in or to all or any portion of the Premises, or the Premises' facilities and equipment as Landlord is required or desires to make. Landlord and Agent shall be allowed to take all materials into and upon the Premises that may be required in connection with any repairs, alterations, additions or improvements, without any liability to Tenant and without any reduction or modification of Tenant's covenants and obligations hereunder; provided, however, that Landlord shall use reasonable efforts to limit interference with Tenant's business operations and Tenant's occupancy and use of the Premises. During the period of six (6) months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants. Additionally, Landlord and Agent shall have the following rights with respect to the Premises, exercisable without notice to Tenant, without liability to Tenant, and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (i) to designate and approve, prior to installation, all types of

signs; (ii) to have pass keys, access cards, or both, to the Premises; and (iii) to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises for more than thirty (30) consecutive days or without notice to Landlord of Tenant's intention to reoccupy the Premises.

17. NON-LIABILITY AND INDEMNIFICATION.

17.1. Non-Liability. Except as provided in **Section 17.2.2**, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, except as provided in **Section 17.2.2**, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other tenants or persons in, upon or about the Property, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) any defect in the Premises or the Property; (d) injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Property, or from the pipes, appliances or plumbing work of the same.

17.2. Indemnification.

17.2.1. Tenant Indemnification. Tenant hereby indemnifies, defends, and holds Landlord, Agent and their respective affiliates, owners, partners, directors, officers, agents and employees (collectively, "**Landlord Indemnified Parties**") harmless from and against any and all Losses (defined below) arising from or in connection with any or all of: (a) the conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and Tenant's Parties in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant is given access to the Premises; (b) any act, omission or negligence of any or all of Tenant and Tenant's Parties; (c) any accident, injury or damage whatsoever (unless caused by Landlord's willful misconduct) occurring in, at or upon the Premises and caused by any or all of Tenant and Tenant's Parties; (d) any breach by Tenant of any of its warranties and representations under this Lease; (e) any actions necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code; (f) any violation or alleged violation by any or all of Tenant and Tenant's Parties of any Law including, without limitation, any Environmental Law; (g) any breach of the provisions of **Section 9** by any or all of Tenant and Tenant's Parties; (h) claims for work or labor performed or materials supplies furnished to or at the request of any or all of Tenant and Tenant's Parties; (i)

claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; (j) any Hazardous Materials used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled in, at, near or under all or any portion of the Premises as a result of the acts or omissions of any or all of Tenant and Tenant's Parties; and (k) the violation of any Environmental Law or any permit, application or consent required in connection with any Environmental Law by any or all of Tenant and Tenant's Parties with respect to the Premises during the Term, excluding, however, any violation of any Environmental Law resulting directly from the acts or omissions of Landlord and Landlord's employees, agents and contractors (collectively, "**Tenant's Indemnified Matters**"). In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant's Indemnified Matters, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (defined below), shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Landlord. The term "**Losses**" shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not consequential), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord's interest in the Premises, damages for the loss or restriction on use of any space or amenity within the Premises, damages arising from any adverse impact on marketing space in the Premises, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, without limitation, attorneys' and consultants' reasonable fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. The provisions of this **Section 17.2.1** shall survive the expiration or termination of this Lease.

17.2.2. **Landlord Indemnification**. Landlord hereby indemnifies, defends and holds Tenant harmless from and against any and all Losses actually suffered or incurred by Tenant as the sole and direct result of any willful or intentional acts or omissions of any or all of Landlord, Agent and any parties within the direct and sole control of either or both of Landlord and Agent and for any environmental contamination which existed at the Premises prior to the occupation of the Premises by Delphi Automotive Systems, LLC. In the event that any action or proceeding is brought against Tenant, and the foregoing indemnity is applicable to such action or proceeding, then Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Landlord to Tenant shall be limited to the interest of Landlord in the Premises, and Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency. The

provisions of this **Section 17.2.2** shall survive the expiration or termination of this Lease.

17.3. Force Majeure. The obligations of Tenant hereunder shall not be affected, impaired or excused, and Landlord shall have no liability whatsoever to Tenant, with respect to any act, event or circumstance arising out of (a) Landlord's failure to fulfill, or delay in fulfilling any of its obligations under this Lease by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Premises, beyond Landlord's reasonable control.

18. DAMAGE OR DESTRUCTION.

18.1. Notification and Repair. Tenant shall give prompt notice to Landlord and Agent of (a) any fire or other casualty to the Premises, and (b) any damage to, or defect in, any part or appurtenance of the Premises' sanitary, electrical, HVAC, elevator or other systems located in or passing through the Premises or any part thereof. Tenant shall be liable for any claim, loss, damage, cost or expense resulting from Tenant's failure to give Landlord the foregoing notice in a timely manner. Subject to the provisions of **Section 18.3** below, if the Premises is damaged by fire or other insured casualty, Landlord shall repair (or cause Agent to repair) the damage and restore and rebuild the Premises (except for Tenant's Property) with reasonable dispatch after (x) notice to it of the damage or destruction and (y) the adjustment of the insurance proceeds attributable to such damage. Subject to the provisions of **Section 18.3** below, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for purported inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises pursuant to this Section. Landlord (or Agent, as the case may be) shall use its diligent, good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days.

18.2. Rental Abatement. Provided that any damage to the Premises is not caused by, or is not the result of acts or omissions by, any or all of Tenant and Tenant's Parties, if (a) the Property is damaged by fire or other casualty thereby causing the Premises to be inaccessible or (b) the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.

18.3. Total Destruction. If the Premises shall be totally destroyed by fire or other casualty, or if the Premises shall be so damaged by fire or other casualty that (in the reasonable opinion of a reputable contractor or architect designated by Landlord): (i) its repair or restoration requires more than one hundred eighty (180) days or (ii) such repair

or restoration requires the expenditure of more than fifty percent (50%) of the full insurable value of the Premises immediately prior to the casualty or (iii) the damage (x) is less than the amount stated in (ii) above, but more than 10% of the full insurable value of the Premises; and (y) occurs during the last year of Lease Term, Landlord and Tenant shall each have the option to terminate this Lease (by so advising the other, in writing) within ten (10) days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises by Landlord. In such event, the termination shall be effective as of the date upon which either Landlord or Tenant, as the case may be, receives timely written notice from the other terminating this Lease pursuant to the preceding sentence. If neither Landlord nor Tenant timely delivers a termination notice, this Lease shall remain in full force and effect. Notwithstanding the foregoing, if (A) any holder of a mortgage or deed of trust encumbering the Premises or landlord pursuant to a ground lease encumbering the Premises (collectively, "Superior Parties") or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises, or (B) the issuer of any casualty insurance policies on the Premises fails to make available to Landlord sufficient proceeds for restoration of the Premises, then Landlord may, at Landlord's sole option, terminate this Lease by giving Tenant written notice to such effect within thirty (30) days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord's election to terminate this Lease. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of repairs and restoration. For purposes of this **Section 18.3** only, "full insurable value" shall mean replacement cost, less the cost of footings, foundations and other structures below grade.

18.4. **Insurance Proceeds**. Landlord shall not be obligated to expend in repairs and restoration an amount in excess of the proceeds of insurance recovered with respect to any casualty. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to the Premises (excluding any proceeds for damage to Tenant's Property). In the event that the Premises is not repaired or reconstructed, all proceeds of insurance (excluding any proceeds covering Tenant's Property), whether carried by Landlord or Tenant, shall be payable to Landlord. Landlord's duty to repair the Premises (excluding Tenant's Property) is limited to repairing the Premises to the condition existing immediately prior to such fire or other casualty.

19. **EMINENT DOMAIN**. If the whole, or any substantial (as reasonably determined by Landlord) portion, of the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, and such taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate effective when the physical taking of said Premises occurs. If less than a substantial portion of the Premises is so taken or condemned, or if the taking or condemnation is temporary (regardless of the portion of the Premises affected), this Lease shall not terminate, but the Rent payable hereunder shall be proportionally abated to the extent of any actual loss of use

of the Premises by Tenant. Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking or conveyance, and Tenant shall have no claim against Landlord for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, or for its personal property, shall be the property of Tenant.

20. __SURRENDER AND HOLDOVER__. On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, (a) Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair (as defined by **__Exhibit B__**, attached hereto and incorporated herein by reference), except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, (b) Tenant shall remove all of Tenant's Property therefrom, except as otherwise expressly provided in this Lease, and (c) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. Landlord shall be permitted to inspect the Premises in order to verify compliance with this **Section 20** at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this **Section 20** shall survive the termination or expiration of this Lease. If any repairs are required to be performed in, to or at the Premises (pursuant to the first sentence of this **Section 20** or any other applicable provision of this Lease) upon the expiration or termination of the Term, Tenant shall cause such repairs to be performed, to Landlord's reasonable satisfaction, within ten (10) business days after the date on which this Lease is terminated or expired. If Tenant fails to timely comply with the preceding sentence, then Landlord shall have the right to cause the repairs to be performed, at Tenant's expense, and all such expenses so incurred by Landlord shall bear interest (at the rate specified in the second sentence of **Section 22.3**) from the date the expense is incurred until the date paid, in full, by Tenant (inclusive of interest). If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant's right to possession: (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay two hundred percent (200%) of the aggregate of the Base Rent and Additional Rent last prevailing hereunder, and also shall pay all actual damages sustained by Landlord, directly by reason of Tenant's remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon thirty (30) days' prior written notice given by the terminating party to the non-terminating party. The provisions of this **Section 20** shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

21. __EVENTS OF DEFAULT__.

21.1. **__Bankruptcy of Tenant__**. It shall be a default by Tenant under this Lease if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any state or federal bankruptcy or insolvency law that is not dismissed within sixty (60) days, or whenever a petition is filed by or against (to the extent not dismissed within sixty (60) days) Tenant under the reorganization provisions of the United States Bankruptcy Code

or under the provisions of any state or federal law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar state or federal law, or whenever a receiver of Tenant, or of, or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

21.2. **Default Provisions**. Each of the following shall constitute a default by Tenant under this Lease: (a) if Tenant fails to pay Rent or any other payment when due hereunder within five (5) days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive twelve (12) month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a five (5) day period in which to cure any such failure; (b) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of thirty (30) days after Landlord's delivery to Tenant of written notice of such default under this **Section 21.2(b)**; provided, however, that if the default cannot, by its nature, be cured within such thirty (30) day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial thirty (30) day cure period, then Landlord shall not exercise its remedies under **Section 22** unless such default remains uncured for more than ninety (90) days after the initial delivery of Landlord's original default notice, or (c) if Tenant is in default under that certain Purchase Money Financing Agreement for Additional Improvements between Landlord, Tenant and Co-Signer or that certain Installment Promissory Note delivered by Tenant and Co-Signer to Landlord, both executed as of the date hereof; provided, however, this provision shall no longer apply in the event that Landlord sells or assigns its rights, duties and obligations under this Lease to a third party.

22. RIGHTS AND REMEDIES.

22.1. **Landlord's Cure Rights Upon Default of Tenant**. If Tenant defaults in the performance of any of its obligations under this Lease, and fails to cure such default on a timely basis (pursuant to **Section 21.2**), Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account, and at the expense of, Tenant. Any expense incurred by Landlord, pursuant to this **Section 22.1**, to cure the default of Tenant shall constitute Additional Rent due hereunder.

22.2. **Landlord's Remedies**. In the event of any default by Tenant under this Lease, Landlord, at its option, and after any applicable notice and cure period (as required pursuant to **Section 21.2**), but without additional notice or demand from Landlord, if any, as provided in **Section 21.2** has expired, may, in addition to all other rights and remedies provided in this Lease, or otherwise at law or in equity: (a) terminate this Lease and Tenant's right of possession of the Premises, in which event Tenant shall vacate the Leased Premises within sixty (60) days of Landlord's termination of the Lease; or (b) terminate Tenant's right of possession of the Premises without terminating this Lease;

provided, however, that Landlord may, whether Landlord elects to proceed under Subsections (a) or (b) above, relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord. In addition, for purposes of any reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent deemed necessary by Landlord, in its sole discretion. In the event of the termination of this Lease by Landlord pursuant to (a) above, Landlord shall be entitled to draw against the Security, and recover from Tenant (i) all damages and other sums that Landlord is entitled to recover under any provision of this Lease or at law or in equity, including, but not limited to, all fixed dollar amounts of Base Rent and Additional Rent accrued and unpaid for the period up to and including such termination date; (ii) all other additional sums payable by Tenant, or for which Tenant is liable, or in respect of which Tenant has agreed to indemnify Landlord, under any of the provisions of this Lease, that may be then owing and unpaid; (iii) all costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) incurred by Landlord in the enforcement of its rights and remedies under this Lease; and (iv) any damages provable by Landlord as a matter of law including, without limitation, an amount equal to the positive difference, if any, between (x) the discounted present value (at 6% per annum) of the Base Rent provided to be paid for the remainder of the Term (measured from the effective termination date of this Lease) and (y) the fair market rental value of the Leased Premises (determined at the date of termination of this Lease) after deduction (from such fair market rental value) of the projected costs and expenses of reletting the Premises (including the anticipated costs of repairs, alterations, improvements, additions, legal fees and brokerage commissions) as reasonably estimated by Landlord. If Landlord elects to pursue its rights and remedies under Subsection (b) above, and the Premises are relet and a sufficient sum is not realized therefrom, then to satisfy the payment, when due, of Base Rent and Additional Rent reserved under the Lease for any monthly period (after payment of all Landlord's reasonable expenses of reletting), Landlord may draw against the Security and/or Tenant shall, in Landlord's sole judgment, either (i) pay any such deficiency monthly or (ii) pay such deficiency on an accelerated basis, which accelerated deficiency shall be discounted at a rate of 6% per annum. If Landlord elects to pursue its rights and remedies under Subsection (b) above, and Landlord fails to relet the Premises, then Landlord may draw against the Security, and/or Tenant shall pay to Landlord the sum of (x) the projected costs of Landlord's expenses of reletting (including the anticipated costs of repairs, alterations, improvements, additions, legal fees and brokerage commissions) as reasonably estimated by Landlord and (y) the accelerated amount of Base Rent and Additional Rent due under the Lease for the balance of the Term, discounted to present value at a rate of 6% per annum. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. If Landlord elects to pursue its rights and remedies under Subsection (b), then Landlord shall at any time have the further right and remedy to rescind such election and pursue its rights and remedies under Subsection (a). Under either Subsection (a) or (b) of this **Section 22.2**, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's Property, Tenant's signs and other evidences of tenancy, and take and hold possession thereof, as provided in **Section**

20 hereof; provided, however, that if Landlord elects to proceed under Subsection (b) of this **Section 22.2**, such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Base Rent and Additional Rent reserved hereunder for the full Term, or from any other obligation of Tenant under this Lease. Any and all property that may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant. In addition to the remedies set forth above, in the event of any uncured default by Tenant, Landlord shall have the right to change the locks of the Premises and prevent Tenant from utilizing the Premises for any purpose whatsoever. Landlord shall make commercially reasonable attempts to mitigate damages to the extent required by Indiana law.

22.3. **Additional Rights of Landlord**. Any and all costs, expenses and disbursements, of any kind or nature, incurred by Landlord or Agent in connection with the enforcement of any and all of the terms and provisions of this Lease, including reasonable attorneys' fees (through all appellate proceedings), shall be due and payable (as Additional Rent) upon Landlord's submission of an invoice therefor. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate of 18% per annum ("**Default Interest**"), from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord's or Agent's submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

22.4. **Event of Bankruptcy**. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) "adequate assurance of future performance" by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by

Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including the Security, Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

23. **BROKER**. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder's fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

24. **MISCELLANEOUS**.

24.1. **Merger**. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

24.2. **Notices**. Any notice required to be given by either party pursuant to this Lease shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as said party may designate to the other by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

If to Landlord:	Universal Tool & Engineering Company, Inc. c/o Jane A. Grummann, President 7601 E. 88th Place Indianapolis, IN 46256
With a copy to:	Bingham McHale LLP 8900 Keystone Crossing, Suite 400 Indianapolis, IN 46240 Attn: John Taylor

If to Tenant:	EnerDel, Inc. 8740 Hague Road, Building 7 Indianapolis, IN 46256 Attn: Naoki Ota
With a copy to:	Ener1, Inc. 500 West Cypress Creek Road, Suite 100 Fort Lauderdale, FL 33309 Attn: General Counsel

24.3. Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

24.4. Legal Costs. Any party in breach or default under this Lease (the "**Defaulting Party**") shall reimburse the other party (the "**Nondefaulting Party**") upon demand for any legal fees and court (or other administrative proceeding) costs or expenses that the Nondefaulting Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys' fees and costs, which sum shall be paid by the losing party. Tenant shall pay Landlord's attorneys' reasonable fees incurred in connection with Tenant's request for Landlord's consent under provisions of this Lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

24.5. Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord's ownership interest in the Premises. In the event of such conveyance and transfer, Landlord's obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

24.6. Recordation of Lease. Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state.

24.7. Survival of Obligations. Upon the expiration or other termination of this Lease, neither party shall have any further obligation nor liability to the other except as

otherwise expressly provided in this Lease and except for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this Lease, may be performed after such expiration or other termination.

24.8. **Governing Law; Construction**. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

24.9. **Time**. Time is of the essence for this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

24.10. **Authority of Tenant and Co-Signer**. If Tenant and Co-Signer are corporations, partnerships, limited liability companies, associations or any other entity, they shall deliver to Landlord, concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant's and Co-Signer's directors or other governing person or body (i) authorizing execution and delivery of this Lease and the performance by Tenant and Co-Signer of their respective obligations hereunder and (ii) certifying the authority of the party executing the Lease as having been duly authorized to do so.

24.11. **WAIVER OF TRIAL BY JURY**. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

24.12. **Financial Information**. Tenant and Co-Signer shall furnish Landlord with all unaudited and audited balance sheets, statements of income and shareholders' equity and cash flow that Tenant and Co-Signer furnish their respective shareholders, within thirty (30) days after the delivery of such financial statements to Tenant's and Co-Signer's shareholders.

24.13. **Confidential Information**. Tenant agrees to maintain in strict confidence the economic terms of this Lease and any or all other materials, data and information

delivered to or received by any or all of Tenant and Tenants' Parties either prior to or during the Term in connection with the negotiation and execution hereof. The provisions of this **Section 24.13** shall survive the termination of this Lease.

24.14. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

24.15. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant hereunder.

24.16. OFAC Compliance.

(a) Subject to paragraph (d) below, Landlord and Tenant (each a "Party") each represents and warrants to the other that (a) it and each person or entity owning an interest in it is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("**OFAC**") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "**List**"), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of such Party constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in such Party (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, (e) none of the funds of Landlord have been derived from any unlawful activity with the result that the investment in the Property is prohibited by law or that the Lease is in violation of law, and (f) each Party has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term "**Embargoed Person**" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(b) Subject to paragraph (d) below, Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may

no longer be true or have been breached, and (c) not to use funds from any "Prohibited Person" (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease.

Landlord covenants and agrees (a) to comply with all with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Tenant in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Landlord has a reasonable basis to believe that they may no longer be true or have been breached, and (c) not to use funds from any "Prohibited Person" (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Tenant under the Lease.

(c) Each Party hereby acknowledges and agrees that such Party's inclusion on the List at any time during the Lease Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, neither Party shall knowingly permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease notwithstanding that such use was not known by such Party.

(d) In connection with the Lease, please provide to the undersigned the names of the persons holding an ownership interest in Tenant, for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001). Subject to paragraph (e) below, each Party shall take reasonable measures to ensure compliance with the requirement, that no person who owns any other direct interest in such Party is or shall be listed on any of the Lists or is or shall be an Embargoed Person. Tenant hereby certifies that as of the date hereof, the shareholders of Tenant are as follows: Ener1, Inc. and Delphi Automotive Systems, LLC.

(e) This section entitled OFAC Compliance shall not apply to any person or entity to the extent that such person's or entity's interest in the Landlord or Tenant, as the case may be, is through a U.S. Publicly-Traded Entity. As used in this Agreement, "U.S. Publicly-Traded Entity" means a Person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person.

24.17. Representations. (a) Tenant hereby represents that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with

the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms. (b) Landlord hereby represents that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord have been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

24.18. Probate Court Approval. This Lease is subject to approval by the Marion County Probate Court in the matter of the Estate of Carl Grummann, Cause No. 49D04-0605-ES-019175.

24.19. Exhibits. All Riders and Exhibits attached hereto, and executed (or initialed) both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

UNIVERSAL TOOL & ENGINEERING COMPANY, INC., an Indiana corporation

By: Jane A. Grummann
Jane A. Grummann, President

TENANT:

ENERDEL, INC., a Delaware corporation

By: ______________________
Peter Novak, Chairman

CO-SIGNER:

ENER1, INC., a Florida corporation

By: ______________________

EXHIBIT A

Additional Improvements

- Hayworth Furniture Systems (as specified in Work Order No. PRJ111-02)
- Harrington Fiberglass Exhaust Fan (as specified in Work Order No. PRJ111-09)
- GA VSD Rotary Screw Air Compressor (as specified in Work Order No. PRJ111-11)
- Starrco Inplant Buildings (as specified in Work Order No. PRJ111-14)
- Floor Scrubber (as specified in Work Order No. PRJ111-15)

EXHIBIT B

Broom Clean Condition and Repair Requirements

- All walls must be clean and free of holes.
- Overhead door must be free of any broken panels, cracked lumber or dented panels. The overhead door springs, rollers, tracks, motorized door operator, and all other items pertaining to the overhead door must also be in good working condition.
- HVAC system must be in good working order. Filters must be changed, and all thermostats must be in working order. Tenant must supply Landlord with maintenance records.
- All floors (warehouse and office) must be clean and free of excessive dust, dirt, grease, oil and stains.
- Drop grid ceiling must be free of excessive dust from lack of changing filters. (No ceiling tiles may be missing or damaged.)
- All trash must be removed from both inside and outside of the Building.
- All lightbulbs and ballasts must be working.
- All signs in front of Building and on glass entry door and rear door must be removed.
- Hot water heater must work.
- All plumbing fixtures, equipment and drains must be clean and in working order.
- Windows must be clean.
- All mechanical and electrical systems must be in good working condition.

EXHIBIT "C"

FACILITIES PLAN DIAGRAM



HAGUE ROAD
2 LANES
EAST 68th PLACE
2 LANES
68TH PL
E.
7601
BLDG. 1
UNIVERSAL
TOOL
1981
BLDG. 4
1995
PARKING LOT
BLDG. 3
1975
BLDG 5
5000
BLDG 6
5000
BLDG. 8
3000
RETENTION POND
7425
1991
1975
1978
BLDG. 2
ALLISON
2002
BLDG. 7
N
E
S
NORTH BOUND
HIGHWAY 69
SOUTH BOUND
HIGHWAY 69